Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

November 19, 2012

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2013 FIRST QUARTER RESULTS

Palm Beach Gardens, Florida, November 19, 2012 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended October 27, 2012.

The Company reported:

•
Contract revenues of $323.3 million for the quarter ended October 27, 2012, compared to $319.6 million for the quarter ended October 29, 2011, an increase of 1.2%. Included in contract revenues for the quarter ended October 29, 2011 was approximately $3.7 million for storm restoration services; there were no revenues from storm restoration services for the quarter ended October 27, 2012. Excluding storm restoration services, revenues increased 2.4%, or $7.4 million;

•	Adjusted EBITDA (Non-GAAP) of $40.4 million for each of the quarters ended October 27, 2012, and October 29, 2011; and

•
Net income of $11.9 million, or $0.35 per common share diluted, for the quarter ended October 27, 2012, compared to $13.0 million, or $0.38 per common share diluted, for the quarter ended October 29, 2011. On a Non-GAAP basis, net income for the quarter ended October 27, 2012 was $12.3 million or $0.36 per common share diluted.  Non-GAAP net income for the quarter ended October 27, 2012 excludes $0.7 million in pre-tax acquisition related costs.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, and stock-based compensation expense. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.

A conference call to review the Company’s results, together with the previously announced acquisition of telecommunications infrastructure services subsidiaries from Quanta Services, Inc., will be hosted at 9 a.m. (ET), Tuesday, November 20, 2012; call (800) 230-1074 (United States) or (612) 234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 8 a.m. (ET) on November 20, 2012. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Thursday, December 20, 2012.

Dycom is a leading provider of specialty contracting services.  These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period.  The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2013 first quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, including the consummation of such acquisitions and dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

2

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
October 27, 2012 and July 28, 2012
Unaudited

	October 27,	July 28,
	2012	2012
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and equivalents	$54,726	$52,581
Accounts receivable, net	153,794	141,788
Costs and estimated earnings in excess of billings	118,409	127,321
Inventories	25,142	26,274
Deferred tax assets, net	16,074	15,633
Income taxes receivable	741	4,884
Other current assets	12,822	8,466
Total current assets	381,708	376,947

PROPERTY AND EQUIPMENT, NET	154,701	158,247
GOODWILL	174,849	174,849
INTANGIBLE ASSETS, NET	48,182	49,773
OTHER	12,093	12,377
TOTAL NON-CURRENT ASSETS	389,825	395,246
TOTAL ASSETS	$771,533	$772,193

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,485	$36,823
Current portion of debt	55	74
Billings in excess of costs and estimated earnings	1,447	1,522
Accrued insurance claims	24,244	25,218
Income taxes payable	4,567	-
Other accrued liabilities	47,642	50,926
Total current liabilities	116,440	114,563

LONG-TERM DEBT	187,500	187,500
ACCRUED INSURANCE CLAIMS	22,847	23,591
DEFERRED TAX LIABILITIES, NET NON-CURRENT	48,792	49,537
OTHER LIABILITIES	3,959	4,071
Total liabilities	379,538	379,262

Total Stockholders' Equity	391,995	392,931
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$771,533	$772,193

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months
	Ended	Ended
	October 27,	October 29,
	2012	2011
	(Dollars in thousands, except per share amounts)

Contract revenues	$323,286	$319,575

Costs of earned revenues, excluding depreciation and amortization	257,066	255,187
General and administrative expenses (1)	28,824	25,358
Depreciation and amortization	15,311	15,958
Total	301,201	296,503

Interest expense, net	(4,197)	(4,173)
Other income, net	1,614	2,959

Income before income taxes	19,502	21,858

Provision for income taxes	7,641	8,892

Net income	$11,861	$12,966

Earnings per common share:

Basic earnings per common share	$0.36	$0.39

Diluted earnings per common share	$0.35	$0.38

Shares used in computing income per common share:
Basic	33,089,959	33,508,193

Diluted	33,721,070	34,216,451

(1) Includes stock-based compensation expense of $2.3 million and $1.3 million for the three months ended October 27, 2012 and October 29, 2011, respectively.

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the reconciliation of contract revenues adjusted for storm restoration service revenues generated during the first quarter of fiscal 2012.

	Contract Revenues - GAAP	Revenues from storm restoration services	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended October 27, 2012	$323,286	$-	$323,286	1.2%	2.4%

Three Months Ended October 29, 2011	$319,575	$(3,729)	$315,846

NYSE: "DY"
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the three months ended October 27, 2012 and October 29, 2011.

	Three Months	Three Months
	Ended	Ended
	October 27,	October 29,
	2012	2011
	(Dollars in thousands, except per share amounts)

Reconciling Item:
Acquisition related costs	$710	$-

GAAP net income	$11,861	$12,966
Adjustment for Reconciling Item above, net of tax	431	-
Non-GAAP net income	$12,292	$12,966

Earnings per common share:

Basic earnings per common share - GAAP	$0.36	$0.39
Adjustment for Reconciling Item above, net of tax	0.01	-
Basic earnings per common share - Non-GAAP	$0.37	$0.39

Diluted earnings per common share - GAAP	$0.35	$0.38
Adjustment for Reconciling Item above, net of tax	0.01	-
Diluted earnings per common share - Non-GAAP	$0.36	$0.38

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Item above:

Basic	33,089,959	33,508,193

Diluted	33,721,070	34,216,451

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three months ended October 27, 2012 and October 29, 2011 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months	Three Months
	Ended	Ended
	October 27,	October 29,
	2012	2011
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA (Non-GAAP):
Net income	$11,861	$12,966
Interest expense, net	4,197	4,173
Provision for income taxes	7,641	8,892
Depreciation and amortization expense	15,311	15,958
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	39,010	41,989
Gain on sale of fixed assets	(1,581)	(2,918)
Stock-based compensation expense	2,266	1,326
Acquisition related costs	710	-
Adjusted EBITDA (Non-GAAP)	$40,405	$40,397